UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 12, 2007

RailAmerica, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32579	65-0328006
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 Broken Sound Blvd., N.W., Boca Raton, Florida		33487
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-994-6015

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On February 12, 2007, RailAmerica, Inc. (the "Company") issued a press release announcing the approval by its stockholders of a merger agreement providing for the acquisition of the Company by certain equity funds managed by affiliates of Fortress Investment Group LLC. The purpose of this Form 8-K is to furnish such press release, the text of which is attached as an exhibit to this Form 8-K.

The attached press release contains forward-looking statements regarding future events that involve risks and uncertainties that could cause actual results to differ materially, including, but not necessarily limited to, statements relating to the Company's ability to close the transaction, satisfaction of closing conditions and the timing of the closing of the transaction. Forward-looking statements speak only as of the date the statements were made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. Please refer to the reports that the Company files from time to time with the Securities and Exchange Commission on Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause the Company's actual results to differ from its current expectations and from the forward-looking statements contained in this press release.

The information in this Form 8-K and the exhibit attached hereto shall be deemed "furnished" and not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RailAmerica, Inc.

February 12, 2007	By:	Michael J. Howe

Name: Michael J. Howe
Title: Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Issued on February 12, 2007